UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference. The special dividend of the AMC Preferred Equity Units (as defined below) to holders of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”) is exempt from registration as it involves no sale for value in which any investment decision is made.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2022, in connection with the special dividend described below, the Compensation Committee of the Board of Directors of the Company approved an equitable adjustment of awards outstanding under the Company’s 2013 Equity Incentive Plan (the “Plan”) and certain corresponding amendments to the Plan.

In accordance with the terms of the Plan and effective upon payment of the dividend, each restricted stock unit (an “RSU”) outstanding under the Plan as of the close of business on August 15, 2022 will be equitably adjusted to consist of an RSU convertible into one share of Common Stock and one AMC Preferred Equity Unit and each performance stock unit (each, a “PSU”) outstanding under the Plan as of the close of business on August 15, 2022 will be equitably adjusted to consist of a PSU convertible into one share of Common Stock and one AMC Preferred Equity Unit. All other terms and conditions of outstanding RSUs and PSUs (including vesting, forfeiture and acceleration provisions, and with respect to PSUs, performance goals) that were applicable to outstanding RSUs and PSUs prior to the equitable adjustment will continue to apply. All RSUs and PSUs held by the Company’s executive officers will be treated the same as those RSUs and PSUs held by other participants in the Plan.

As amended effective upon payment of the dividend, the Plan (1) provides for a number of AMC Preferred Equity Units available for future issuance under the Plan equal to the number of Common Shares available for future issuance thereunder as of August 15, 2022 and (2) stipulates that individual award limitations shall be determined by reference to AMC Preferred Equity Units, in addition to Common Shares. In addition, the amendment to the Plan clarifies that each reference to a “Common Share” throughout the Plan shall be deemed to include a corresponding reference to an “AMC Preferred Equity Unit,” as the context may require.

The foregoing description is qualified in its entirety by reference to the full text of the Fourth Amendment to the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 4, 2022, AMC Entertainment Holdings, Inc. (the “Company”) filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, to designate 10,000,000 shares of the Company’s authorized preferred stock as Series A Convertible Participating Preferred Stock, par value $0.01 (the “Preferred Stock”) with the preferences, limitations, voting powers and relative rights as set forth in the Certificate of Designations. A copy of the Certificate of Designations, which became effective upon filing on August 4, 2022, is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

A copy of the Company’s press release announcing the special dividend is attached hereto as Exhibit 99.1. The Company has provided additional information about the AMC Preferred Equity Unit dividend on its website at http://investor.amctheatres.com/stock-information/APE-Dividend-Info, including the AMC Preferred Equity Unit Summary attached hereto as Exhibit 99.2 and an Open Letter to Shareholders attached hereto as Exhibit 99.3.

The information in this Item 7.01 disclosure is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, shall not be incorporated by reference into the filings of AMC Entertainment Holdings, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

On August 4, 2022, the Company announced that its Board of Directors declared a special dividend of one AMC Preferred Equity Unit (an “AMC Preferred Equity Unit”) for each share of Common Stock outstanding at the close of business on August 15, 2022, the record date. However, the AMC Preferred Equity Unit dividend is expected to be paid as of the close of business on August 19, 2022. The NYSE has established August 22, 2022 as the ex-dividend date. If an investor sells Common Stock before the ex-dividend date of August 22, 2022, that investor will not be entitled to the AMC Preferred Equity Unit dividend on the shares that are sold. Alternatively, if investors buy Common Stock before the ex-dividend date of August 22, 2022, such investor will be entitled to receive the AMC Preferred Equity Unit dividend on the shares purchased. Investors who trade during this period should consult with their broker.

Each AMC Preferred Equity Unit is a depositary share and represents an interest in one one-hundredth (1/100th) of a share of Preferred Stock. Each AMC Preferred Equity Unit is designed to have the same economic and voting rights as a share of Common Stock, as described herein. The AMC Preferred Equity Units will be evidenced by a depositary receipt pursuant to a Deposit Agreement (the “Deposit Agreement”) among the Company, Computershare Inc. and Computershare Trust Company, N.A., collectively acting as depositary and conversion agent (together, the “Depositary”). The Company will deposit the underlying shares of the Preferred Stock with the Depositary pursuant to the Deposit Agreement. Subject to the terms of the Deposit Agreement, the AMC Preferred Equity Units will be entitled to all the rights and preferences of the Preferred Stock, as applicable, in proportion to the fraction of a share of Preferred Stock the AMC Preferred Equity Units represent.

Each AMC Preferred Equity Unit, by virtue of its interest in the underlying Preferred Stock:

•	is automatically convertible into one (1) share of Common Stock upon effectiveness of the Common Stock Amendment (as defined below), subject to any adjustments described in the Certificate of Designations. Upon effectiveness of the Common Stock Amendment, each share of Preferred Stock will convert into one hundred (100) shares of Common Stock and each AMC Preferred Equity Unit in turn will represent an interest in one (1) share of Common Stock and such shares of Common Stock will be distributed upon conversion to holders of the AMC Preferred Equity Units on a one-to-one basis, subject to the terms described in the Deposit Agreement and any adjustments described in the Certificate of Designations;

•	participates in any dividends on an as-converted basis;

•	votes together with the Common Stock on certain matters, including the Common Stock Amendment; and

•	represents a liquidation value of $0.0001 in preference to the Common Stock.

Trading of the AMC Preferred Equity Units on the New York Stock Exchange (the “NYSE”) will commence on August 22, 2022 (the ex-dividend date) and at that time holders of Common Stock will no longer be entitled to receive the AMC Preferred Equity Unit dividend. The Preferred Stock will not be listed.

To provide for the authorization of a sufficient number of authorized and unissued and unreserved shares of the Common Stock into which the Preferred Stock (and, by virtue of such conversion, AMC Preferred Equity Units) can convert in full, the Company may seek to obtain the requisite stockholder approval, at such time or times as the board of directors in its sole discretion shall determine, of an amendment to its certificate of incorporation to increase the number of authorized shares of Common Stock to a number at least sufficient to permit the full conversion of the then-outstanding shares of Preferred Stock into Common Stock, or to such higher number of authorized shares of Common Stock (which may be issued for any purpose) as the Company’s Board of Directors may determine in its sole discretion (the “Common Stock Amendment”). Under Delaware law, the affirmative vote of holders of at least a majority in voting power of the Company’s outstanding capital stock will be required for stockholder approval of the Common Stock Amendment. The holders of the AMC Preferred Equity Units will be entitled to vote on the Common Stock Amendment.

Once listed on the NYSE, the AMC Preferred Equity Units will be a new issue of securities with no established trading market and may be subject to wide fluctuations in trading price and trading volume, including in response to numerous factors, many of which are beyond the Company’s control, such as trading dynamics unrelated to the Company’s underlying business, or macro or industry fundamentals. Further, because each AMC Preferred Equity Unit initially represents the right to ultimately receive one (1) share of Common Stock upon effectiveness of the Common Stock Amendment, and is otherwise designed to bear equivalent economic and voting rights as the Common Stock, if a trading market develops in the AMC Preferred Equity Units, the market price of the AMC Preferred Equity Units may be correlated with the market price of the shares of Common Stock. The market prices and trading volume of the shares of Common Stock have recently experienced, and may continue to experience, extreme volatility, which we believe has been widely publicized and with respect to which we refer investors to our public filings. An investment in the AMC Preferred Equity Units is expected to involve the same risks, including those associated with extreme volatility, as an investment in Common Stock.

The Company expects that the AMC Preferred Equity Units will serve as a “currency” to raise additional equity capital to strengthen its balance sheet, including debt repayments, and provide capital for opportunistic and value-enhancing and transformative acquisitions and/or investments. Any dilution caused by future sales of AMC Preferred Equity Units could adversely affect the market price of the AMC Preferred Equity Units and the Common Stock.

The foregoing description of the AMC Preferred Equity Units, Preferred Stock, Certificate of Designations and Deposit Agreement do not purport to be complete, and are qualified in their entirety by reference to the Certificate of Designations and Deposit Agreement attached hereto as Exhibits 3.1 and 4.1 respectively.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Description
3.1	Certificate of Designations for the Series A Convertible Participating Preferred Stock.
4.1	Deposit Agreement among AMC Entertainment Holdings, Inc., Computershare Inc. and Computershare Trust Company, N.A., dated as of August 4, 2022.
4.2	Form of Depositary Receipt (included as part of Exhibit 4.1).
10.1	Fourth Amendment to the AMC Entertainment Holdings, Inc. 2013 Equity Incentive Plan, effective as of August 15, 2022.
99.1	Press Release, dated August 4, 2022, related to the special dividend of AMC Preferred Equity Units.
99.2	AMC Preferred Equity Unit Summary, dated August 4, 2022.
99.3	Open Letter to Shareholders, dated August 4, 2022.
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2022	AMC ENTERTAINMENT HOLDINGS, INC.

	By:	/s/ Sean D. Goodman
Name: Sean D. Goodman Title: Executive Vice President and Chief Financial Officer

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